Exhibit 99.1

              ARBOR REALTY TRUST REPORTS THIRD QUARTER 2005 RESULTS

     Third Quarter Highlights:

     - Net income increased 11% to $8.5 million from 3Q04

     - Diluted earnings per share of $0.50

     - New loans and investments of $303 million

     - Declared quarterly dividend of $0.65 per share, an increase of 14% from prior quarter

     UNIONDALE, N.Y., Nov. 7 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the quarter ended September 30, 2005. Arbor reported net income for the quarter of $8.5 million, or $0.50 per diluted common share, compared to net income for the quarter ended September 30, 2004 of $7.6 million, or $0.47 per diluted common share. Net income for the nine months ended September 30, 2005 was $41.0 million, or $2.44 per diluted common share, compared to net income for the nine months ended September 30, 2004 of $16.5 million, or $1.25 per diluted common share.

     "Our quarterly results continue to demonstrate successful execution of our strategy," said Ivan Kaufman, Chairman and Chief Executive Officer of Arbor. "Over the last several quarters, we have taken various steps to enhance our long-term franchise value despite an increasingly competitive market. In the third quarter we successfully deployed funds generated from trust-preferred securities issued in the prior quarter. Excluding the impact of the equity participation interest received last quarter, our net interest margin increased by $2.2 million over the second quarter."

     During the third quarter, Arbor originated 16 loans and investments totaling $303 million, the highest quarterly loan volume in Arbor's history. Of this volume, $77 million was from a loan originally scheduled to close last quarter and $226 million represented new originations. "The third quarter loan volume demonstrates our ability to consistently add high-quality assets despite the competitive market," said Mr. Kaufman.

     Mr. Kaufman continued, "Since completion of our CDO in the first quarter, we have closed $184 million of fixed rate loans, or 26% of the loan volume this year. Fixed rate loans tend to be longer-term assets that generally include prepayment protection. Because we are able to hedge these assets within the CDO, we are able to lock in attractive spreads for the duration of the loan. While these spreads are somewhat lower than spreads historically earned on variable rate product, these long-term assets provide stable returns which will enhance our franchise value."

     Total revenues for the quarter ended September 30, 2005 were $27.1 million, an increase of 61% from the third quarter of 2004.

     At September 30, 2005, the net balance in the loan and investment portfolio was $1.1 billion, an increase of 15% from June 30, 2005. The average balance of the loan and investment portfolio during the third quarter was $1.0 billion and the average yield on these assets for the quarter was 10.11%, representing a 26 basis point increase over the second quarter, excluding the impact from the second quarter equity participation interest distribution.

     Interest expense for the quarter was $12.5 million, an increase of 123% from the third quarter of 2004. This increase reflects increased average borrowings during the quarter as well as increased interest rates. The average balance of debt financing on the loan and investment portfolio during the quarter was $752 million and the average cost of these borrowings was 6.40%.

     For the third quarter, Arbor's manager, Arbor Commercial Mortgage, LLC, earned $0.7 million of incentive compensation, representing 25% of the amount by which earnings for the four most recent quarters exceeded a 9.5% return on equity, as described in the management agreement with Arbor's manager. Arbor Commercial Mortgage intends to exercise its option to receive all of its incentive compensation in shares of Arbor's common stock.

     Financing Activity
     Mr. Kaufman commented, "As we discussed last quarter, we believe we have enhanced the long-term value of our franchise by issuing approximately $100 million of long-term junior subordinated notes at historically low spreads. We continue to view the issuance of these notes as a favorable alternative to raising capital and as a preferable avenue to financing the future growth of our portfolio. While they were slightly dilutive last quarter, we are pleased with the progress made during the third quarter in deploying these funds."

     As of September 30, 2005, Arbor's financing facilities for the loan and investment portfolio totaled approximately $1 billion and borrowings outstanding under such facilities were $830 million.

     Portfolio Activity
     During the third quarter of 2005, we originated 16 new loans and investments totaling $303 million. Of the new loans and investments, seven were bridge loans totaling $138 million, six were mezzanine loans totaling $123 million, and three were junior participating interests totaling $42 million.

     During the quarter, eight loans with an outstanding balance of approximately $160 million were paid off prior to their scheduled maturities. Of this amount, $156 million were loans on properties that were either sold or refinanced outside of Arbor and $4 million was concurrent with an Arbor refinance.

     At September 30, 2005, the loan and investment portfolio unpaid principal balance was $1.1 billion with a weighted average current interest pay rate of 9.03%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $830 million, with a weighted average interest rate of 5.73%.

     The loan and investment portfolio continues to perform according to terms and there have been no defaults. Arbor continues to seek loans and investments that will generate superior risk-adjusted returns with a long-term objective of capital preservation and earnings stability in varying interest rate and credit cycles.

     Dividend
     As previously announced, the Board of Directors declared a dividend of $0.65 per share for the quarter ended September 30, 2005, which will be paid on November 11, 2005 to shareholders of record on October 27, 2005. This dividend represents a 14% increase over the previous quarter and reflects management's understanding of the importance to investors of a stable and growing dividend.

     Equity Participation Interests
     During the quarter there were no material changes to the status of the investments with equity participation interests disclosed last quarter and no income was recorded from any of these interests. There were two new IRR lookback loans made during the quarter. These loans total $14.8 million, have a weighted average current pay rate of 9.44% and have a weighted average IRR of 14.94%. The IRR lookback rate is not being accrued into income at this time.

     Earnings Conference Call
     Management will host a conference call today at 10:00 a.m. EST. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com. Web participants are encouraged to go to Arbor's Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable without charge at http://www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are 866-271-5140 for domestic callers and 617-213-8893 for international callers. The participant passcode for both is 58062009.

     After the live webcast, the call will remain available on Arbor's Web site, http://www.arborrealtytrust.com through November 28, 2005. In addition, a telephonic replay of the call will be available until November 25, 2005. The replay dial-in number is 888-286-8010 for domestic callers and 617-801-6888. Please use passcode: 96026579.

     About Arbor Realty Trust, Inc.
     Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 15 offices in the U.S. that specializes in debt and equity financing for multi-family and commercial real estate.

     Safe Harbor Statement
     Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in the Arbor's Annual Report on Form 10-K for the year ended December 31, 2004 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS

                                    UNAUDITED

                                        Three Months Ended            Nine Months Ended
                                           September 30,                 September 30,
                                 -----------------------------   -----------------------------
                                     2005            2004            2005            2004
                                 -------------   -------------   -------------   -------------
Revenue:
Interest income                  $  27,073,076   $  16,843,068   $  89,489,543   $  36,945,809
Other income                            35,730           9,098         423,574          35,629
    Total revenue                   27,108,806      16,852,166      89,913,117      36,981,438

Expenses:
Interest expense                    12,462,458       5,592,059      30,479,170      11,526,496
Employee compensation
 and benefits                          948,312         448,564       3,059,208       1,679,007
Stock based
 compensation                          808,687          49,792       1,273,542         256,799
Selling and
 administrative                      1,213,889         544,575       2,987,662       1,155,729
Management fee --
 related party                       1,322,643       1,058,845      10,313,908       1,892,902
    Total expenses                  16,755,989       7,693,835      48,113,490      16,510,933
Income before
 minority interest
 and income from
 equity affiliates                  10,352,817       9,158,331      41,799,627      20,470,505
Income from equity
 affiliates                                  -               -       8,453,440               -
Income before
 minority interest                  10,352,817       9,158,331      50,253,067      20,470,505
Income allocated to
 minority interest                   1,881,055       1,524,359       9,209,291       3,952,258

Net income                       $   8,471,762   $   7,633,972   $  41,043,776   $  16,518,247

Basic earnings per
 common share                    $        0.50   $        0.48   $        2.44   $        1.28

Diluted earnings per
 common share                    $        0.50   $        0.47   $        2.44   $        1.25

Dividends declared
 per common share                $        0.57   $        0.43   $        1.59   $        1.16

Weighted average number
 of shares of common
 stock outstanding:

    Basic                           17,003,174      15,775,029      16,812,537      12,951,875

    Diluted                         20,779,243      19,344,325      20,612,717      16,414,387

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                             September 30,          December 31,
                                                                 2005                  2004
                                                          ------------------    ------------------
                                                             (Unaudited)
Assets:
Cash                                                      $       15,283,852    $        6,401,701
Restricted cash                                                   52,663,234                     -
Loans and investments, net                                     1,079,215,917           831,783,364
Related party loans, net                                           7,749,538             7,749,538
Available-for-sale securities, at
 fair value                                                       33,627,095            46,582,592
Investment in equity affiliates                                   16,599,976             5,254,733
Other assets                                                      29,679,504            14,523,249
    Total assets                                          $    1,234,819,116    $      912,295,177

Liabilities and Stockholders' Equity:
Repurchase agreements                                     $      387,318,180    $      409,109,372
Collateralized debt obligations                                  301,319,000                     -
Notes payable                                                    143,019,405           165,771,447
Notes payable -- related party                                    30,000,000                     -
Due to related party                                                 891,763             1,484,485
Due to borrowers                                                   5,051,472             8,587,070
Other liabilities                                                 15,600,493             4,339,899
    Total liabilities                                            883,200,313           589,292,273

Minority interest                                                 63,816,505            60,249,731

Stockholders' equity:
Preferred stock, $0.01 par value:
 100,000,000 shares authorized;
 3,776,069 shares issued and
 outstanding                                                          37,761                37,761
Common stock, $0.01 par value:
 500,000,000 shares authorized; 17,029,471
 and 16,467,218 shares issued and
 outstanding at September 30, 2005 and
 December 31, 2004, respectively                                     170,295               164,672
Additional paid-in capital                                       266,025,383           254,427,982
Retained earnings                                                 23,177,398             8,813,138
Deferred compensation                                             (2,064,932)             (160,780)
Accumulated other comprehensive
 income (loss)                                                       456,393              (529,600)
Total stockholders' equity                                       287,802,298           262,753,173
Total liabilities and stockholders'
 equity                                                   $    1,234,819,116    $      912,295,177

    Contacts:                               Investors:

     Arbor Realty Trust, Inc.               Stephanie Carrington/ Denise Roche
     Paul Elenio, Chief Financial Officer   The Ruth Group
     516-832-7422                           646-536-7017 / 7008
     paul.elenio@thearbornet.com            scarrington@theruthgroup.com
                                            droche@theruthgroup.com

    Media:

     Bonnie Habyan, SVP of Marketing
     516-229-6615
     bonnie.habyan@thearbornet.com

SOURCE  Arbor Realty Trust, Inc.
    -0-                             11/07/2005
    /CONTACT: Paul Elenio, Chief Financial Officer, +1-516-832-7422, paul.elenio@thearbornet.com, or Media: Bonnie Habyan, SVP of Marketing, +1-516-229-6615, bonnie.habyan@thearbornet.com, both of Arbor Realty Trust, Inc.; or Investors: Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Denise Roche, +1-646-536-7008, droche@theruthgroup.com, both of The Ruth Group, for Arbor Realty Trust, Inc./
    /Web site:  http://www.arborrealtytrust.com /
    (ABR)